Exhibit 1.1

Execution Version

13,500,000 Shares

CLOUD PEAK ENERGY INC.

Common Stock, $0.01 par value

UNDERWRITING AGREEMENT

February 22, 2017

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Several Underwriters,

c/o       Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Dear Sir/Madam:

1.                            Introductory.  Cloud Peak Energy Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”), for whom Credit Suisse Securities (USA) LLC is acting as representative (the “Representative”) to issue and sell to the several Underwriters 13,500,000 shares (“Firm Securities”) of its common stock, $0.01 par value per share (“Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,000,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.                            Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                                 The Company has filed with the Commission a registration statement on Form S - 3 (No. 333-214869), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or threatened by the Commission.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information  with respect to such registration statement, that, in any case, has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B under the Act.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6 p.m. (Eastern time) on February 22, 2017.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Disclosure Package” means the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated February 22, 2017, including the base prospectus, dated December 20, 2016 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“NYSE”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Subsidiary” means certain of the Company’s subsidiaries, (including all Significant Subsidiaries of the Company), named in Schedule E hereto (each a “Subsidiary” and, collectively, the Subsidiaries”).

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)                                 Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the General Disclosure Package or the Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the Rules and Regulations.  (i) As of the Effective Time, the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Final Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable Rules and Regulations thereunder, (iv) the General Disclosure Package does not, and at the time of each sale of the Offered Securities in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at the Closing Date, the General Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each Issuer Free Writing Prospectus “road show,” (that is a free writing prospectus under Rule 433 of the Rules and Regulations) if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the General Disclosure Package or the Final Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)                                  The Registration Statement has been declared effective by the Commission and the Company has paid the required Commission filing fees relating to the Offered Securities.  The date hereof is not more than three years subsequent to the initial effective time of the Registration Statement.

(d)                                 As of the Applicable Time and on the Closing Date, the Company is not an “ineligible issuer” as defined in Rule 405. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable Rules and Regulations.  Each Issuer Free Writing Prospectus that the Company has filed, or are required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable Rules and Regulations.  Except for the Issuer Free Writing Prospectus, if any, identified in Schedule B hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Issuer Free Writing Prospectus.

(e)                                  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(f)                                   Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate or limited liability company power and authority to own its properties and to conduct its business as described in the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent required to be by laws of its jurisdiction of organization) and are owned directly by the Company or through Significant Subsidiaries, free and clear of all liens, encumbrances and defects, except where the existence of such liens, encumbrances or defects would not have a Material Adverse Effect and except for such liens, encumbrances or defects arising under the existing senior notes and revolving credit facility of Cloud Peak Energy Resources LLC, a Delaware limited liability company (“CPE Resources”) and a wholly owned subsidiary of the Company.

(g)                                  This Agreement has been duly authorized, executed and delivered by the Company.

(h)                                 The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the description of such Offered Securities contained in the General Disclosure Package and the Final Prospectus, the stockholders of the Company have no preemptive or similar rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(i)                                     Each of this Agreement and the Offered Securities conforms or will conform, as the case may be, in all material respects to the descriptions thereof contained in the Final Prospectus and the General Disclosure Package.

(j)                                    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws (or similar organization documents) of the Company or any of its Subsidiaries or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and any of its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

(k)                                 There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and any of its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under, this Agreement and the Offered Securities and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case from that set forth in the General Disclosure Package.

(l)                                     Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s knowledge, threatened.

(m)                             Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable Rules and Regulations of the Commission thereunder.

(n)                                 The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)                                 Except as disclosed in the General Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its Subsidiaries and their respective operations and properties (A) are in compliance with, and not subject to any known liabilities under, any and all applicable federal, state and local laws, rules, regulations, statutes, ordinances, codes, injunctions, rule of common law or any judicial or administrative tribunal interpretation thereof, relating to the protection of human health and safety or the Environment, including, without limitation, laws relating to the Release or threat of Release of Hazardous Materials (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, (ii) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demand letters, claims or demands in writing, liens, notices of noncompliance or violation, investigations or proceedings pursuant to any Environmental Law relating to the Company or its Subsidiaries or any of their respective properties or operations, (iii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and (iv) there are no actions by the Company, or conditions or occurrences on or associated with its operations or properties, including, without limitation, the Release or threatened Release of any Hazardous Materials, that could be reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or its Subsidiaries.

For purposes of this subsection (o), “Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna. “Hazardous Materials” shall mean all substances, wastes, pollutants or contaminants, materials, constituents, chemicals or compounds in any form regulated under any Environmental Law, including but not limited to, petroleum or petroleum by-products, asbestos or asbestos containing materials, polychlorinated biphenyls or coal residues.  “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharge, injecting, escaping, leaching, dumping, disposing, depositing or migration into the Environment, or into, from or through any building or structure.

(p)                                 None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any affiliate, director, officer, agent, employee, or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(q)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance, in all material respects, with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(r)                                    (i) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee,  agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                                                       the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                                                       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                             The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                                                       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                                                       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(s)                                   The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company and its Subsidiaries which has had (nor does the Company and its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(t)                                    The consolidated historical financial statements, together with the related notes and schedules of the Company and its consolidated subsidiaries incorporated by reference in the preliminary prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(u)                                 Except as disclosed in the General Disclosure Package and except for such liens or encumbrances arising in connection with (i) CPE Resources’ revolving credit facility, (ii) the indentures governing CPE Resources’ senior notes or (iii) the accounts receivable securitization facility or that are considered Permitted Liens (as defined in the revolving credit facility), each of the Company and its Subsidiaries, has all the right, title and interest in leases or subleases under which the Company and its Subsidiaries is the lessee (including without limitation, material coal leases) or good and valid title to the real properties and the facilities, buildings, structures, improvements, fixtures and tangible personal properties located thereon, that are necessary for the operation of the Company’s and its subsidiaries’ business as conducted as of the date hereof as described in the General Disclosure Package, in each case free from liens, charges, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect and, except as disclosed in the General Disclosure Package, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, with no terms or provisions that would, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and schedules included in the General Disclosure Package, are independent public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations.

(w)                               No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(x)                                 (i) The Company and its Subsidiaries are insured by insurers against such losses and risks and in such amounts as the Company reasonably considers adequate for the business in which they are engaged; (ii) all policies of insurance insuring the Company and its Subsidiaries or their respective businesses, assets, employees, officers and directors which the Company believes are appropriate and are in full force and effect and (iii) to the Company’s knowledge, the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all respects except in the case of each of (i), (ii) and (iii), where such failure would not reasonably be expected to have a Material Adverse Effect.

(y)                                 Neither the Company nor any of its Subsidiaries (other than Cloud Peak Energy Receivables LLC) is currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on any class of their capital stock, from repaying to the Company any loans or advances from the Company or from transferring any of the property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the General Disclosure Package, the Final Prospectus or CPE Resources’ revolving credit facility or indentures governing CPE Resources’ existing senior notes.

(z)                                  The Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its businesses, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(aa)                          The Company and its officers and directors are in compliance with the applicable provisions of Sarbanes-Oxley, including the rules and regulations of the Commission promulgated thereunder.

(bb)                          The Company maintains “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements and (iv) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)                            The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The management of the Company, with the participation of its principal executive officer and principal financial officer, or persons performing similar functions, has evaluated the effectiveness of the Company’s disclosure controls and procedures as required by Rule 13a-15(b) of the Exchange Act.  There are no significant deficiencies or material weaknesses in the design or operation of internal controls.

(dd)                          The Company not has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ee)                            The Company, any of its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company, any of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA, except for any instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or any of its subsidiaries is a member.  Except, in each case, for any such matter that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) to the knowledge of the Company, no “reportable event” (as defined under Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, excluding any reportable event for which a waiver could apply; (ii) no “employee benefit plan” established or maintained by the Company, any of its subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under Section 4001(a)(18) of ERISA); (iii) neither the Company, any of its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA; and (iv) each “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff)                              The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)                            The estimates of proven and probable coal reserves and non-reserve coal deposits, along with the particular characteristics of such coal reserves and coal deposits, of the Company and its subsidiaries included in the General Disclosure Package and the Final Prospectus as of its date and the Closing Date (the “Coal Reserve Information”), represent reasonable estimates of such information in all material respects, based upon reasonable assumptions in all material respects, as of the respective dates indicated.  The Coal Reserve Information has been calculated in accordance with standard mining engineering procedures used in the coal industry and applicable reporting requirements of the Act and the Exchange Act and the rules and regulations promulgated thereunder, as applicable.

(hh)                          Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any equity securities of the Company owned or to be owned by such person or to require the Company to include such equity securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(ii)                                  There are no contracts, agreements or understandings between the Company and its affiliates and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(jj)                                Subject to compliance with various notice requirements and filings required to be made following the Closing Date for the various permits, licenses and other governmental approvals, which the Company will use its best efforts to cause to be performed in the ordinary course, neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws, limited liability agreement or certificate of formation, as applicable or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in the case of (ii) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(kk)                          The Company and its subsidiaries own, have the right to use, possess or can acquire any know-how, patents, copyrights or other intellectual property rights in technology (collectively, “Technology Rights”) necessary to the conduct of the business as currently conducted, except such failure as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company and its subsidiaries have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Technology Rights that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ll)                                  Any third-party statistical and third-party market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from governmental sources or other sources that the Company believes to be generally reliable, provided that the Company makes no representation or warranty regarding the underlying data used by such third parties in preparing published materials used by such sources.

(mm)                  To the knowledge of the Company, no “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has provided any current indication in writing to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof.

3.                            Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $4.794 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto. The purchase price payable by the Underwriters shall be reduced by (i) any transfer taxes duly paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters and (ii) any withholding required by law.

The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York time, on February 28, 2017, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractional shares) and may be purchased at the option of the Underwriters.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters, in a form reasonably acceptable to the Representative against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the above office of Davis Polk & Wardwell LLP.

4.                            Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.                            Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)                                 Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)                                 Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representative a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer within 365 days of the date of this Agreement, any event occurs as a result of which the Final Prospectus (or the General Disclosure Package to the extent the Final Prospectus is not yet available) as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus (or the General Disclosure Package to the extent the Final Prospectus is not yet available) to comply with the Act, the Company will promptly notify the Representative of such event and will, as promptly as commercially practicable under the circumstances, prepare and file with the Commission and furnish, at its own expense (and after such 365-day period, at the expense of the Underwriters), to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the consent of the Representative to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                 Rule 158.  As soon as practicable, but not later than 18 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  Furnishing of Prospectuses.  The Company will furnish to the Representative copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                   Blue Sky Qualifications.  The Company will use its reasonable efforts to seek to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)                                  Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the

Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)                                 Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative reasonably designates and the preparation and printing of memoranda relating thereto (including fees and disbursements of counsel to the Underwriters in connection with such qualification), costs and expenses related to the review by the Financial Industry Regulatory Authority of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company separately agreed between the Company and the Representative, fees and expenses incident to listing the Offered Securities on the NYSE, if any, and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors (but not, however, except as explicitly stated otherwise, legal fees and expenses of counsel to the Underwriters incurred in connection with the foregoing in this Section 5(h), except under the circumstances contemplated by Section 10 of this Agreement).

(i)                                     Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)                                    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)                                 Restriction on Sale of Securities.  For the period specified below (the “Lock-Up Period”), the Company will not directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, except (A) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (B) grants, offers, sales, or issuances of Securities (including, without limitation, grants of restricted Securities, restricted stock awards, restricted stock units, performance share units and other securities) or options to acquire Securities pursuant to a long-term incentive plan or employee benefit plan in effect on the date hereof (which shall include any amendment to such a plan submitted at the Company’s 2017 annual meeting of stockholders), (C) issuances, redemptions or sales of Securities pursuant to the exercise of, or for the payment of tax withholdings in connection with net share settlements on, such options or securities as described in clause (B) above, (D) the filings with the Commission of  any registration statement on Form S-8 relating to securities described in clauses (A), (B) or (C) above or any other securities eligible to be covered by a Form S-8, (E) offers, sales and issuances of up to 15% of the Offered Securities outstanding at the time of the issuance as consideration or partial consideration for acquisitions of businesses or in connection with the formation of joint ventures; provided that such Lock-Up Securities so issued as contemplated in Section 5(k)(E) are subject to the terms of an agreement having substantially the same terms as the lock-up letters described in Section 7(h) of this Agreement; and (F) the issuance of the Offered Securities.  The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that Credit Suisse Securities (USA) LLC consents to in writing.

6.                            Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representative and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.                            Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, if any, will be subject to the accuracy of the representations and warranties of the Company herein (on the date hereof and as though made on such Closing Date), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letter.  The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP in the form and substance reasonably acceptable to the Representative and PricewaterhouseCoopers LLP.

(b)                                 Mining and geological consultants comfort letter.  The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, of John T. Boyd Company  in the form and substance reasonably acceptable to the Representative.

(c)                                  Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the

Commission.  Any Issuer Free Writing Prospectus shall have been timely filed with the Commission pursuant to Rule 433.

(d)                                 No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)                                  Opinion of Counsel and Internal Counsel for the Company.  The Underwriters shall have received an opinion and negative assurance letter, dated such Closing Date, of Vinson & Elkins L.L.P., special counsel for the Company, substantially in the form of Schedule C hereto.

(f)                                   Opinion of Counsel for Underwriters.  The Underwriters shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)                                  Officers’ Certificate.  The Underwriters shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which each such officer shall state, in such officer’s capacity as an officer of the Company and not in such officer’s individual capacity, that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; to the knowledge of such officer, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of such officer and after reasonable investigation, are threatened by the Commission; and, subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)                                 Lock-Up Agreements.  On or prior to the date hereof, the Representative shall have received lock-up letters from each of the executive officers and directors of the Company substantially to the effect set forth in Schedule D hereto in form and substance satisfactory to the Representative.

(i)                                     The Offered Securities have been approved for listing on the NYSE, subject to notice of issuance.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.  The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                            Indemnification and Contribution.  (a)  Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of Company by Underwriters.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figures appearing in the fifth paragraph under the caption “Underwriting” and the information related to stabilizing transactions, syndicate covering transactions and penalty bids contained in the ninth, tenth and eleventh paragraphs under the caption “Underwriting”.

(c)                                  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate (based on advice of counsel) due to actual or potential differing interest between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above although applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.                            Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.                     Survival of Certain Representations and Obligations.  The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, or any of their respective representatives, officers or directors, controlling persons and other persons referred to in Section 8, and, subject to all applicable statute of limitations, will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason (a) other than any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d) of this Agreement or (b) because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the offering of the Offered Securities, and in any case, the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof and the obligations of the Company pursuant to Section 5(h) hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.                     Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attention:  IBCM-Legal; if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Cloud Peak Energy Inc., 505 S. Gillette Ave., Gillette, WY 82716, Attention: Bryan Pechersky, with a copy to Shelley A. Barber c/o Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.                     Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors, controlling persons and other persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.                     Representation of Underwriters.  The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                     Absence of Fiduciary Relationship.  The Company and acknowledges and agrees that:

(a)                                 No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company on the one hand, and any Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any Underwriter has advised or is advising the Company on other matters and further, the Company acknowledges that neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction;

(b)                                 Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  The Company has been advised that each of the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.                     Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding any conflict of law principles that would require the applicable of the law of any other jurisdiction.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CLOUD PEAK ENERGY INC.

By	/s/ Bryan Pechersky
	Name:	Bryan Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Andrew Frame
	Name:	Andrew Frame
	Title:	Director

SCHEDULE A

Underwriter	Total Number of shares of Firm Securities to be Purchased

Credit Suisse Securities (USA) LLC	5,805,000
J.P. Morgan Securities LLC	3,240,000
Jefferies LLC	4,455,000
Total	13,500,000

SCHEDULE B

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  None.

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities: $5.10 per share.

2.  The number of Offered Securities is 13,500,000 and the number of Optional Securities is 2,000,000

SCHEDULE C

FORM OF OPINION OF COMPANY COUNSEL

1.             The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power to enter into and perform its obligations under the Underwriting Agreement.

2.             Each of CPE Resources and each other subsidiary of the Company that was organized or formed under the laws of the State of Delaware, as listed on Schedule A attached hereto (the “Delaware Subsidiaries”), is validly existing and in good standing under the laws of Delaware.

3.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.             The Offered Securities, when issued and delivered, will conform in all material respects as to legal matters to the description contained in the General Disclosure Package and the Final Prospectus.

5.             The Offered Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable and not subject to any preemptive rights pursuant to the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) or the Amended and Restated Bylaws of the Company (the “Bylaws”).

6.             The Company has an authorized capital stock as described in the General Disclosure Package and the Final Prospectus under the heading “Capitalization.”

7.             No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained on the part of the Company for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as required under the Act and the Exchange Act and such as may be required under state securities laws.

8.             The execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Offered Securities by the Company and the consummation of the transactions contemplated by the Underwriting Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Credit Agreement, dated as of February 21, 2014, by and among CPE Resources, the guarantors party thereto, PNC Bank, National Association, as administrative agent, and a syndicate of lenders, as amended through the date hereof, and the indentures governing the existing senior notes of CPE Resources and Cloud Peak Energy Finance Corp., as amended and supplemented through the date hereof; provided that such counsel expresses no opinion as to compliance with any financial or accounting test, or any restriction or limitation expressed as a dollar (or other currency) amount, ratio or percentage, (B) result in any violation of the provisions of the Company’s Charter or Bylaws  or (C) result in the violation of any Applicable Laws applicable to the Company or any judgment, order or regulation known to us of any court or governmental or regulatory authority of the United States, New York State or Delaware applying or interpreting the Delaware General Corporation Law, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.  With respect to clause (C) above, we express no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

9.             The Company is not required, and after giving effect to the offer and sale of the Offered Securities pursuant to the Underwriting Agreement and application of the proceeds as set forth in the General Disclosure Package and the Final Prospectus will not be required, to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

10.          The Registration Statement was declared effective under the Act on December 20, 2016; each of the Preliminary Prospectus and the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein.

11.          To the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement or any part thereof has been issued, is pending or threatened by the Commission.

12.          Each of the Registration Statement and the Final Prospectus, as of their respective dates, and each amendment or supplement thereto, as of the date hereof, appears on its face to comply as to form in all material respects with the requirements of the Act and the rules and regulations issued by the Commission thereunder.

13.          The statements in the General Disclosure Package and the Final Prospectus under the heading “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” to the extent such statements summarize matters of law or regulation or legal conclusions, are correct in all material respects.

14.          The statements in the General Disclosure Package and the Final Prospectus under the heading “Description of the Capital Stock,” to the extent such statements summarize provisions of the Charter and the Bylaws of the Company, are correct in all material respects.

SCHEDULE A TO OPINION OF COMPANY COUNSEL

Delaware Subsidiaries

Antelope Coal LLC

Arrowhead I LLC

Arrowhead II LLC

Arrowhead III LLC

Big Metal Coal Co. LLC

Caballo Rojo Holdings LLC

Caballo Rojo LLC

Cloud Peak Energy Finance Corp.

Cloud Peak Energy Receivables LLC

Cloud Peak Energy Logistics I LLC

Cloud Peak Energy Services Company

Cordero Mining Holdings LLC

Cordero Mining LLC

Cordero Oil and Gas LLC

NERCO Coal LLC

NERCO LLC

Spring Creek Coal LLC

Youngs Creek Holdings I LLC

Youngs Creek Holdings II LLC

Youngs Creek Mining Company, LLC

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY COUNSEL

We have participated in conferences with officers and other representatives of the Company, in-house attorneys for the Company, representatives of the registered public accountants for the Company, the representatives of the independent reserve engineers, the representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon, and are not assuming any responsibility for, or expressing any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as expressly provided in paragraphs 6, 13 and 14 of the foregoing opinion, on the basis of the foregoing, in the course of acting as counsel to the Company in this transaction, no facts have come to our attention that have caused us to believe that:

(A)          the Registration Statement, as of its most recent effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)          as of the Applicable Time, the General Disclosure Package, including the information incorporated therein by reference (excluding the exhibits thereto), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(C)          the Final Prospectus, as of its date and on the Closing Date or the Optional Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no opinion, statement or belief with respect to the form, accuracy, completeness or fairness of the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information or reserve estimates, included in, or incorporated by reference in, the Registration Statement, the General Disclosure Package or the Final Prospectus.

SCHEDULE D

FORM OF LOCK-UP AGREEMENT

February [•], 2017

CLOUD PEAK ENERGY INC.

505 S. GILLETTE AVENUE

GILLETTE, WY  82716

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the several Underwriters listed in
Schedule A to the Underwriting Agreement referred to below

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Dear Sir/Madam:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for shares of the common stock, par value $0.01 per share (the “Securities”), of Cloud Peak Energy Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees in this agreement (this “Lock-Up Agreement”) that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue to and include the date 90 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Any Securities received upon exercise of options or settlement of other equity-based compensation awards granted to the undersigned will also be subject to this Lock-Up Agreement.

Any Securities acquired by the undersigned in the open market after the completion of the offering of the Securities contemplated by the Underwriting Agreement will not be subject to this Lock-Up Agreement, provided that no filing by any party under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

Distributions or transfers of Securities or any security convertible into a Security to affiliates, limited partners or stockholders of the undersigned will not be subject to this Lock-Up Agreement provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition of value and no filing by any party (affiliates, limited partners or stockholders of the undersigned, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and such transfer shall not involve a disposition of value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

Dispositions to the Company or sales or redemptions of Securities to or by the Company pursuant to the exercise of, or for the payment of tax withholdings in connection with net share settlements of options, restricted stock units or performance share units issued pursuant to a long-term incentive plan or employee benefit plan in effect on the date hereof (which shall include any amendment to such a plan submitted at the Company’s 2017 annual meeting of stockholders), will not be subject to this Lock-up Agreement provided that no voluntary filing shall be made in connection with such disposition, sale or redemption under the Exchange Act or, if either the Company or the undersigned considers a filing to be required, any such filing shall clearly indicate that such disposition, sale or redemption relates to the payment of taxes due in connection with net share settlements.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page to follow]

By
Name:
Title:

[Signature page to Lock-Up Agreement]

SCHEDULE E

Certain Subsidiaries of the Company

ANTELOPE COAL LLC

ARROWHEAD I LLC

ARROWHEAD II LLC

ARROWHEAD III LLC

BIG METAL COAL CO. LLC

CABALLO ROJO HOLDINGS LLC

CABALLO ROJO LLC

CLOUD PEAK ENERGY FINANCE CORP.

CLOUD PEAK ENERGY LOGISTICS LLC

CLOUD PEAK ENERGY LOGISTICS I LLC

CLOUD PEAK ENERGY SERVICES COMPANY

CLOUD PEAK ENERGY RECEIVABLES LLC

CLOUD PEAK ENERGY RESOURCES LLC

CORDERO MINING HOLDINGS LLC

CORDERO MINING LLC

CORDERO OIL AND GAS LLC

KENNECOTT COAL SALES LLC

NERCO COAL LLC

NERCO COAL SALES LLC

NERCO LLC

PROSPECT LAND AND DEVELOPMENT LLC

RESOURCE DEVELOPMENT LLC

SEQUATCHIE VALLEY COAL CORPORATION

SPRING CREEK COAL LLC

WESTERN MINERALS LLC

YOUNGS CREEK HOLDINGS I LLC

YOUNGS CREEK HOLDINGS II LLC

YOUNGS CREEK MINING COMPANY, LLC

E-1